Exhibit 23.2




                       CONSENT OF COUNSEL
                       -------------------


I hereby consent to the filing of my opinion as an exhbit to the registration statement on Form S-3. However, I do not admit that I am in the category of those persons whose consent is required to be so filed by Section 7(a) of the Securities Act of 1933.

Yours sincerely,

s/ Stephen E. Rounds